United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The
Securities Exchange Act Of 1934

September 29, 2003

Date of Report (Date of earliest event reported)

Hythiam, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-58246	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11111 Santa Monica Boulevard, Suite 550, Los Angeles, California 90025
(Address of principal executive offices, including zip code)

(310) 268-0011
(Registrant’s telephone number, including area code)

Alaska Freightways, Inc., 300 East 54th Avenue, Suite 200, Anchorage, Alaska 99578
(Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes In Independent Accountants.

As reported in the Registrant’s Form 8-K filed September 30, 2003, on September 29, 2003, Alaska dismissed Hawkins Accounting and appointed BDO Seidman, LLP as its independent accountants.

On October 10, 2003, Hawkins Accounting provided a letter, a copy of which is attached hereto as Exhibit 16.1, confirming that there have been no disagreements with management on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or any reportable events, and that Hawkins Accounting agrees with the statements pertaining to the firm included under Item 4 of the Form 8-K filed September 30, 2003.

Item 5.   Other Events.

As reported in the Registrant’s Form 8-K filed September 30, 2003, on September 29, 2003, Alaska Freightways, Inc., a Nevada corporation (“Alaska”) entered into an Agreement and Plan of Merger with its newly-formed, wholly-owned subsidiary Hythiam Acquisition Corp., a New York corporation (“Merger Sub”) and Hythiam, Inc., a New York corporation (“Hythiam NY”).

On September 29, 2003, Hythiam NY merged with and into the Merger Sub, with the Merger Sub as the surviving corporation.  Also on September 29, 2003, Alaska merged with and into Hythiam, Inc., a Delaware corporation (“Hythiam DE”), with Hythiam DE as the surviving corporation.

On October 14, 2003, the Merger Sub changed its name to Hythiam, Inc., and on October 16, the Merger Sub merged with and into Hythiam DE, with Hythiam DE as the surviving corporation.  The Registrant, Hythiam DE, is now the sole surviving corporation following the merger and reincorporation transactions.

As of October 17, 2003, the Registrant has 24,606,889 shares of common stock outstanding.

Item 7.  Financial Statements and Exhibits.

(a)                                  Financial Statement of Businesses Acquired

Not applicable.

(b)                                 Pro Forma Financial Information

Not applicable.

(c)                                  Exhibits

16.1                           Letter from independent auditors Hawkins Accounting dated October 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
Registrant

Dated: October 20, 2003	By:	/s/ Chuck Timpe
		Name	Chuck Timpe
		Title:	Chief Financial Officer